PRESS RELEASE for immediate distribution

Exhibit 99.1

Beyond Commerce, Inc.

Has Attained Current Information Status by the OTC Market

Las Vegas, NV, Irvine, CA Dec. 19, 2017 – Beyond Commerce, Inc. (OTCMKTS: BYOC) (the “Company”), a global provider of B2B internet marketing, analytics, technologies, and related services, is pleased to announce that the company has been granted Current Information Status by the OTC Markets following the successful updating of financial and disclosure information on November 28, 2017. Beyond Commerce Chairman and CEO George Pursglove commented, "The filing of our financial results and opinion letter from counsel has completed the steps including the removal of both OTCMKTS Stop and Yield signs, that needed to be taken in order to obtain this status. I’m excited that these major hurdles are behind us and we can complete our financing and in turn our first planned acquisition.”

Boustead Securities, an investment banking firm that executes and advises on IPOs, mergers and acquisitions, capital raises and restructuring assignments, is acting as an adviser and placement agent to Beyond Commerce in connection with the recapitalization of the company.

Beyond Commerce, Inc.

Las Vegas, Nevada-based Beyond Commerce, Inc. is focused on the acquisition of “big data” companies in the B2B internet marketing analytics, technologies and related services (IMT&S) space. The Company’s objective is to develop, acquire, and deploy disruptive strategic software technology and market-changing business models through acquisitions and organic growth. Beyond Commerce plans to offer a cohesive global digital product and services platform to provide clients with a single point of contact for their marketing and sales initiatives. The all-inclusive platform will result in substantial organic growth potential generated through cross-selling opportunities and future expansion possibilities for Beyond Commerce and its investors.

Beyond Commerce Contact:

George Pursglove, CEO and Director

(702) 675-8022

george.pursglove@beyondcommerceinc.com

www.beyondcommerce.com

About Boustead Securities, LLC

Boustead Securities, LLC is an investment banking firm that advises clients on IPOs, mergers and acquisitions, capital raises and restructuring assignments in a wide array of industries, geographies and transactions. Our core value proposition is our ability to create opportunity through innovative solutions and tenacious execution. With experienced professionals in the United States and around the world, Boustead's team moves quickly and provides a broad spectrum of sophisticated financial advice and services.

Boustead Securities Contact:

Keith Moore, Founder and CEO

(949) 295-1580

keith@boustead1828.com

www.boustead1828.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release may contain information about BCI's view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated

Beyond Commerce, Inc.
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PRESS RELEASE for immediate distribution

by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. BCI encourages you to review other factors that may affect its future results in its other filings with the Securities and Exchange Commission.

Beyond Commerce, Inc.
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